SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release ("Agreement") is entered into by and between Medina International Holdings, Inc., a Colorado Corporation ("Company"), Srikrishna Mankal, ("DEBTHOLDER") and Harbor Guard Boats, Inc. a California Corporation ("Harbor Guard"), and each party acknowledges receipt of full, fair, and adequate consideration for the covenants, releases and premises herein.

RECITALS

A. This Agreement compromises, settles, and otherwise resolves all claims, for common shares, subscriptions, or Notes, or debts, relating to the Company, and DEBTHOLDER, as to any and all claims or causes of action whatsoever against the company by DEBTHOLDER for any matter, action, or representation as to the Company, any debt or Note, the subscription, by the subscriber, and other potential claims and causes of action arising from any relationship, agreement, subscription, debt, or Note, or actions of the Company or its management which may be claimed by DEBTHOLDER, up to the date hereof.

AGREEMENT

1. Denial of Wrongdoing or Liability. This Agreement is entered into solely for purpose of effectuating a full compromise, settlement, and release as to Company from the DEBTHOLDER. Accordingly, except as set forth herein, each party acknowledges that the other has admitted no fault, wrongdoing, liability, or obligation, except such obligations as reflected in this Agreement, and related documents in execution hereof. In fact, each party expressly denies such fault, wrongdoing, liability, or obligation.

2. Intent to Settle All Claims. This Settlement Agreement shall settle all matters between the Company and DEBTHLDER, and the Parties desire to fully and finally compromise, settle, and otherwise terminate any and all claims between them arising from or relating to any claim, action, default, breach, damages, payment or benefit whatsoever relating to the Company, ANY Subscription Agreement or Note, or any debt claim of any type or sort, of the Company held by the DEBTHOLDER, whatsoever.

3. Release. The DEBTHOLDER hereby releases, discharges, and holds harmless the Company (as well as its respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, Notes and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to any relationship or debt between the Company and the DEBTHOLDER referenced herein or the other matters listed in the recitals, or in paragraph 2 above.

4. Limitation of Release. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third party beneficiary.

5. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

6. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Employment Agreement referenced herein, and the matters listed herein. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party, at any time hereafter.

7. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

8. Adequate Consideration. This Agreement is fully supported by mutual full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and which considerations are contained in the provisions hereof in the individual paragraphs.

9. Agreed Consideration : In consideration hereof, Harbor Guard Boats, Inc. hereby assumes and agrees to pay the debt that DEBTHOLDER holds of the Company and that is released from the Company hereby. Such debt is $57,000 including all accrued interest.

10. Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

11. Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

12. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

13. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

14. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

16. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

17. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

18. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

19. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

20. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth in the Promissory Note document entered into concurrently herewith, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

21. Confidentiality. Each Party agrees: This Agreement shall remain confidential, except in the event this document is covered by a subpoena in any civil action or other legal action or proceeding; and

22. Non-Disparagement. The Parties each agree that each party shall avoid criticizing, disparaging, making any accusatory, derogatory, or defamatory statements or allegations against the other party, or in the case of the Company, any member of management or the Board of Directors or shareholders or agents of the Company shall be the beneficiaries hereunder. This provision shall be enforceable by ex-parte injunctive action, for retraction and injunction and followed by damages claims.

IN WITNESS WHEREOF, the undersigned execute this Settlement Agreement and Release, thereby agreeing to abide by the terms hereof.

MEDINA INTERNATIONAL HOLDINGS, INC., a Colorado Corporation

By: M.S. Madhava Dated this 1 day of February, 2016
Its: CFO

DEBTHOLDER
______________________ Dated this 1 day of February 2016
Srikrishna Mankal

HARBORGUARD BOATS, INC.

M.S. Madhava Dated this 1 day of February, 2016